Exhibit 1.1
[•] Shares of Common Stock
Gryphon Gold Corporation
Underwriting Agreement
[•], 2011
Roth Capital Partners, LLC,
for itself and on behalf of the Canadian Underwriter
24 Corporate Plaza Drive
Newport Beach, California 92660
Ladies and Gentlemen:
     Pursuant to this Underwriting Agreement (this “Agreement”), Gryphon Gold Corporation, a Nevada corporation (the “Company”), proposes to issue and sell to Roth Capital Partners, LLC (the “U.S. Underwriter”) and Acumen Capital Finance Partners Limited (the “Canadian Underwriter”) (each of the U.S. Underwriter and the Canadian Underwriter, an “Underwriter”, and, collectively, the “Underwriters”) [•] authorized but unissued shares (the “Underwritten Shares”) of Common Stock, par value $0.001, of the Company (the “Common Stock”), in the aggregate, and, at the election of the Underwriters, up to an additional [•] shares of Common Stock in the aggregate for the purpose of covering over-allotments (“Additional Shares”), if any. The Underwritten Shares and Additional Shares are collectively referred to as the “Shares”.
     The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the United States Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), a registration statement on Form S-1 (File No. 333-172083) under the Securities Act (as amended, the “Initial Registration Statement”), including a prospectus regarding the offering of the Shares. The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriters, have been declared effective by the Commission in such form.
     Except where the context otherwise requires, “Registration Statement,” as used herein, shall collectively refer to the various parts of the Initial Registration Statement and any registration statement increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act, which became effective upon filing (a “Rule 462(b) Registration Statement”), in each case, including all exhibits thereto and all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A or 430C under the Securities Act to be part of the Initial Registration Statement at the time of such Initial Registration Statement’s effectiveness (the “Effective Time”), each as amended or supplemented as of the Effective Time or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective.

     Any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “U.S. Preliminary Prospectus”; the U.S. Preliminary Prospectus relating to the Shares that was included in the Registration Statement, as amended or supplemented, immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “U.S. Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus.” As used herein, “Permitted Free Writing Prospectuses” means the Issuer Free Writing Prospectuses listed on Schedule I attached hereto. The Underwriters have not offered or sold, and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Securities Act, other than a Permitted Free Writing Prospectus. For the purposes of this Agreement, the “Applicable Time” shall mean 10:00 a.m. (Pacific time) on the date of this Agreement.
     “Disclosure Package,” as used herein, means the Pricing Prospectus as supplemented by any Permitted Free Writing Prospectuses listed on Schedule I attached hereto and any other information, documents or materials listed on Schedule II attached hereto, taken as a whole, as of the Applicable Time.
     Any reference herein to the Registration Statement, the U.S. Preliminary Prospectus, the Pricing Prospectus, the U.S. Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (each, a “U.S. Incorporated Document,” and, collectively, the “U.S. Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such U.S. Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the U.S. Preliminary Prospectus, the Pricing Prospectus, the U.S. Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the U.S. Preliminary Prospectus, the Pricing Prospectus, the U.S. Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
     All references in this Agreement to the Registration Statement, the U.S. Preliminary Prospectus, the Pricing Prospectus, the U.S. Prospectus, or any Permitted Free Writing Prospectus or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
     The Company has prepared and filed with the British Columbia Securities Commission (the “BCSC”) as principal regulator under Multilateral Instrument 11-102 (“MI 11-102”) and the securities commissions (together with the BCSC, the “Canadian Authorities”) of each of the provinces of Alberta, Saskatchewan, and Ontario (together with British Columbia, the “Qualifying Provinces”) a preliminary short form prospectus, dated February 4, 2011, in accordance with MI 11-102, National Instrument 44-101 (“NI 44-101”), National Policy 11-202 (“NP 11-202”), and National Instrument 44-103 (“NI 44-103”), as applicable (such preliminary short form prospectus, as amended, or as amended and restated, the “Canadian Preliminary Prospectus”).
     As used in this Agreement, “Canadian Prospectus” shall mean the final short form prospectus of the Company, to be filed in accordance with NP 11-202, MI 11-102, NI 44-101, and NI 44-103, as applicable, in the Qualifying Provinces. Any reference herein to any Canadian Preliminary Prospectus and the Canadian Prospectus shall be deemed to include the documents of the Company incorporated by reference therein pursuant to NI 44-101 and that were or are filed with the Canadian Authorities (each, a “Canadian Incorporated Document”, and, collectively, the “Canadian Incorporated Documents”). The Canadian Preliminary Prospectus and the Canadian Prospectus, any supplement or amendment thereto, or any amendment and restatement thereof, and the Canadian Incorporated Documents are herein collectively referred to as the “Canadian Offering Documents”.
     If the Underwriters consider it advisable, the Underwritten Shares may be offered for sale by the Canadian Underwriter outside of Canada and the United States (such outside jurisdictions, the “Foreign Jurisdictions”), provided that sales in such Foreign Jurisdictions, if any, are in accordance with applicable laws and do not require the filing of a prospectus or registration of securities or similar requirement in the Foreign Jurisdictions.
     As used in this Agreement, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or Calgary, Alberta are generally authorized or obligated by law or executive order to close. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
     The Company and the Underwriters hereby agree as follows:
     1. Sale and Purchase. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the Underwritten Shares in the numbers set forth on Schedule II hereto. The pricing terms of the purchase of the Shares by the Underwriters and the pricing terms of the offering of the Shares to the public are as set forth in Schedule II hereto.
          In addition, the Company hereby grants to the Underwriters, acting severally and not jointly, the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, upon the exercise of such option by the Underwriters, the Underwriters shall have the right to purchase from the Company, all or a portion of the Additional Shares as may be necessary solely to cover over-allotments, if any, made in connection with the offering of the Underwritten Shares, up to the numbers set forth on Schedule II hereto, at the same purchase price per Share to be paid by the Underwriters to the Company for the Underwritten Shares. In the event and to the extent that the Underwriters shall exercise the election to purchase Additional Shares as herein provided, then the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, that portion of the number of Additional Shares requested by the Underwriters in accordance with the previous sentence. This option may be exercised by either or both Underwriters, in their respective discretion, at any time and from time to time on or before the thirtieth (30th) day following the date hereof by written notice provided by such exercising Underwriter(s) to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Additional Time of Purchase”); provided, however, that the Additional Time of Purchase shall not be earlier than the Time of Purchase (as defined below), nor earlier than the second (2nd) Business Day or later than the tenth (10th) Business Day after the date on which the option shall have been exercised.
     2. Payment and Delivery. Against payment by or on behalf of each Underwriter of the purchase price for the Underwritten Shares by wire transfer of Federal (same-day) funds to the account(s) specified by the Company to the Underwriters at least forty-eight (48) hours in advance, the Shares to be purchased by the Underwriters hereunder, in uncertificated form, and registered in such name(s) as the Underwriters may request upon at least forty-eight (48) hours’ prior notice to the Company, shall be delivered by or on behalf of the Company, if to the U.S. Underwriter, through the facilities of The Depository Trust Company or its designated custodian for the account of the U.S. Underwriter, and if to the Canadian Underwriter, through the facilities of CDS Clearing and Depository Services Inc. or its designated custodian for the account of the Canadian Underwriter. Such payment and delivery shall be made at 5:30 a.m. (Pacific time), on [•], 2011 (the “Closing Date”) (unless another time shall be agreed to in writing by the Underwriters and the Company). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time of Purchase”.
          Payment of the purchase price for any Additional Shares shall be made at the Additional Time of Purchase in the same manner as the payment for the Underwritten Shares, as described above. Electronic transfer of the Shares shall be made as directed by the Underwriters, in such name(s) and in such denomination(s) as the Underwriters shall specify. The Time of Purchase and the Additional Time of Purchase (if any) are sometimes each referred to herein as a “Closing Date.”
          Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made, if for the U.S. Underwriter, at the offices of Paul, Hastings, Janofsky & Walker, LLP, counsel to the U.S. Underwriter, located at 1117 S. California Ave., Palo Alto, California 94304, and if for the Canadian Underwriter, at the offices of Blake, Cassels & Graydon LLP, counsel to the Canadian Underwriter, located at 855 — 2nd Street S.W., Suite 3500, Bankers Hall East Tower, Calgary, Alberta, Canada, T2P 4J8, at 5:30 a.m. (Pacific time) on the applicable Closing Date.
          The Canadian Underwriter shall offer, sell and distribute the Shares to the public in the Qualifying Provinces only as permitted by the Securities Act and Canadian Securities Laws (as defined below). Any agreements between the Canadian Underwriter and other investment dealers and brokers with respect to the Shares will contain similar restrictions to the foregoing.
     3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:
          (a) Registration Statement and U.S. Prospectus.
               (i) The Registration Statement has heretofore become effective under the Securities Act; no stop order of the Commission preventing or suspending the use of the U.S. Preliminary Prospectus, the Pricing Prospectus, the U.S. Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;
               (ii) Other than any Rule 462(b) Registration Statement, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission;
               (iii) The Registration Statement complied when it became effective, complies as of the Effective Time and, as amended or supplemented, at the Time of Purchase and at any Additional Time of Purchase, as the case may be, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the applicable requirements of the Securities Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Disclosure Package does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the U.S. Prospectus will comply, as of the date that it is filed with the Commission, the Time of Purchase and the Additional Time of Purchase, as applicable, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, in all material respects, with the applicable requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the earlier of the date of the U.S. Prospectus and the date the U.S. Prospectus is filed with the Commission and ends at the later of the Time of Purchase, the Additional Time of Purchase and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares did or will the U.S. Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, if any, does not conflict with the information contained in the Registration Statement, the Disclosure Package or the U.S. Prospectus, and at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the Time of Purchase and at the Additional Time of Purchase, as applicable, did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or, when taken together with the information contained in the U.S. Prospectus, omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(a) with respect to any statement contained in the Registration Statement, the U.S. Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Underwriters that is furnished in writing by the Underwriters to the Company expressly for use in the Registration Statement, the U.S. Prospectus or such Permitted Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 8(f) hereof; each U.S. Incorporated Document, at the time such document was filed with the Commission, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (b) Canadian Offering Documents.
               (i) The Company meets the eligibility requirements for use of a short form prospectus under NI 44-101; a receipt has heretofore been issued by the BCSC as principal regulator for the Canadian Preliminary Prospectus; no order preventing or suspending the use of the Canadian Preliminary Prospectus or the Canadian Prospectus or preventing the distribution of the Shares has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened, by any of the Canadian Authorities.
               (ii) Each Canadian Incorporated Document, at the time filed with the Canadian Authorities, conformed in all material respects with the requirements of Canadian Securities Laws, as defined below, and no Canadian Incorporated Document contained any untrue statement of a material fact (as such term is defined in the Canadian Securities Laws, a “Canadian Material Fact”), or omitted to state a Canadian Material Fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further Canadian Incorporated Documents to be filed in connection with the Canadian Prospectus will conform in all materials respects with the requirements of Canadian Securities Laws and will not contain any untrue statement of a Canadian Material Fact or omit to state a Canadian Material Fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used herein, “Canadian Securities Laws” shall mean the securities statutes of each of the Qualifying Provinces and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policies, orders, rulings, instruments, blanket orders, and notices of the Canadian Authorities of the Qualifying Provinces.
               (iii) Each delivery by the Company to the Underwriters of a Canadian Offering Document shall constitute a representation and warranty by the Company to the Underwriters that, as of the date of delivery: (1) all information and statements contained therein are true and correct in all material respects; (2) no information or statement contained therein contains a “misrepresentation” (as such term is defined in the Canadian Securities Laws); (3) no information or statement contained therein contains any untrue, false, or misleading statement of Canadian Material Fact or omits any Canadian Material Fact which is required to be stated or is necessary to make the statements and information therein not misleading in light of the circumstances in which they were made; (4) the information and statements contained therein constitute full, true, and plain disclosure of all “material facts” (as such term is defined in the Canadian Securities Laws) relating to the Company and its Subsidiaries (as defined below) taken as a whole and to the Shares; and (5) each Canadian Offering Document complies in all material respects with the Canadian Securities Laws; provided, however, that the representations and warranties contained in clauses (1) through (4) shall not apply to any information contained in or omitted from any Canadian Offering Document in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter consists solely of the material referred to in Section 8(f) hereof. The delivery of any Canadian Offering Document shall constitute the consent of the Company to the use of such Canadian Offering Document by the Underwriters for the offering of the Shares contemplated hereby. For purposes of this Agreement, all references to any Canadian Offering Document shall be deemed to include the copy thereof filed with the Canadian Authorities pursuant to the System for Electronic Document Analysis and Retrieval (“SEDAR”) or any successor system.
          (c) Distributed Materials; Not an Ineligible Issuer. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act or the Canadian Securities Laws) or used any “prospectus” (within the meaning of the Securities Act or the Canadian Securities Laws) in connection with the offer or sale of the Shares, in each case other than the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by the Underwriters, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164) under the Securities Act; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement; the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.
          (d) Capitalization. As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Disclosure Package and the Canadian

Offering Documents and, as of the Time of Purchase, the Company shall have an authorized and outstanding capitalization as set forth in the Disclosure Package and the Canadian Offering Documents (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement, excluding the exhibits thereto, the Canadian Preliminary Prospectus, excluding the exhibits thereto, the U.S. Prospectus, and the Canadian Prospectus and the grant of options under existing stock option plans described in the Registration Statement, excluding the exhibits thereto, the Canadian Preliminary Prospectus, excluding the exhibits thereto, the U.S. Prospectus, and the Canadian Prospectus); all of the issued and outstanding shares of capital stock, including the Shares, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Common Stock is quoted for trading on the OTC Bulletin Board (the “OTCBB”) and the Shares will be admitted and authorized for trading the Toronto Stock Exchange (“TSX”), subject to any necessary approvals under the listing requirements thereof.
          (e) Due Incorporation. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein.
          (f) Foreign Qualifications. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, be reasonably expected to (i) have a material adverse effect on the business, prospects, properties, management, financial condition or results of operations of the Company and the Subsidiaries (as defined below), taken as a whole, or (ii) prevent or interfere with consummation of the transactions contemplated hereunder or in connection herewith or (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”).
          (g) Subsidiaries. The Company has no material subsidiaries (as defined under the Securities Act and the Canadian Securities Laws) other than Borealis Mining Company, a Nevada corporation, and Gryphon Nevada Eagle Holding Company, a Nevada corporation (collectively, the “Subsidiaries”); except as disclosed in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents (i) the Company owns, directly or indirectly, all of the issued and outstanding capital stock or other equity interests of each of the Subsidiaries and (ii) the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charter and by-laws of the Company and all of the Subsidiaries and all amendments thereto have been furnished to the Underwriters, and no changes therein will be made on or after the date hereof through and including the Time of Purchase and the Additional Time of Purchase, as applicable; each Subsidiary has been incorporated or organized in accordance with applicable laws and regulations of its respective jurisdiction of formation, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents; each Subsidiary is qualified to do business as a foreign corporation or a limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has furnished to the Underwriters a correct and compete list of all such foreign jurisdictions with respect to each of the Subsidiaries; except as disclosed in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, lien or other encumbrance or any adverse claims; except as disclosed in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or equity interests in the Subsidiaries are outstanding; the Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission.
          (h) Authorization, Issuance. The Company has the corporate power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Shares has been duly and validly taken. The Shares have been duly and validly authorized. When the Shares have been issued and delivered against payment therefor as provided herein, the Shares, when so issued and sold, will be duly and validly issued, fully paid and non-assessable and free of all statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and will be free of any restriction upon the voting or transfer thereof pursuant to Chapter 78 of the Nevada Revised Statutes or the Company’s charter or by-laws or any agreement or other instrument to which the Company is a party. The Shares will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package, the U.S. Prospectus, and the Canadian Offering Documents.
          (i) Description of Capital Stock. The capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents.
          (j) Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws in the United States or by Canadian Securities Laws in Canada and except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws of general applicability affecting the rights of creditors generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws in the United States or by federal and provincial laws in Canada, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
          (k) No Violation. Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which would constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give rise to any right of termination, cancellation or acceleration under) (A) its charter or by-laws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, provincial, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, any applicable rules and regulations of the OTCBB or the TSX), or (E) any decree, judgment or order applicable to it or any of its properties; except, in the cases of clause (B), (C), (D) and (E), where such occurrence would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
          (l) No Conflict. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give rise to any right of termination, cancellation or acceleration under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or by-laws of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, provincial, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, any applicable rules and regulations of the OTCBB or the TSX), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties; except, in the cases of clause (B), (C), (D) and (E), where such occurrence would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
          (m) No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, provincial, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Securities Act, which has been effected, (ii) any necessary qualification under the Canadian Securities Laws and the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”); or (iv) any necessary approvals under the listing requirements of the TSX.
          (n) No Rights. Except as described in the Registration Statement (excluding the exhibits thereto), the Canadian Preliminary Prospectus, the U.S. Prospectus, and the Canadian Prospectus, and the rights granted to the Underwriters in the Warrants (as defined below), (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to such person any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock of, or other equity interests or securities in, the Company, or to include any such shares or interests or securities in the Registration Statement or in the offering contemplated thereby.
          (o) Permits. Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to have or obtain such licenses, authorizations, consents and approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, provincial, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
          (p) Mining Rights.
               (i) Either the Company or a Subsidiary holds Mining Rights (as defined below) in respect of all of the Mineral Properties (defined below). “Mining Rights” means marketable title, freehold title, leases, mining concessions, mining claims, licenses of occupation, participating interests or other conventional property or proprietary interests or rights recognized in the jurisdiction in which a particular property is located, in respect of the ore bodies and minerals located therein under valid, subsisting and enforceable title documents, or other recognized and enforceable agreements or instruments, sufficient to permit the Company or a Subsidiary to explore for mineral deposits relating thereto, free and clear of any liens, charges or encumbrances. “Mineral Properties” means the material mineral properties of the Company as disclosed in or incorporated by reference in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents,

including, without limitation, the “Borealis Property” (as described therein) located along the Aurora-Bodie trend in the State of Nevada.
               (ii) All material Mining Rights in which the Company or any Subsidiary holds an interest or right have been validly registered and recorded in accordance with all applicable laws and are valid and subsisting, and each of the Mining Rights and each of the documents, agreements and instruments and obligations relating thereto is currently in good standing in the name of the Company or a Subsidiary.
               (iii) Neither the Company nor any Subsidiary has received any notice of the revocation, adverse modification or cancellation of, or any intention to revoke, adversely modify or cancel, any of the instruments conferring Mining Rights in respect of the Mineral Properties.
               (iv) The disclosure regarding the Mineral Properties and Mining Rights of the Company and the Subsidiaries in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, accurately describes all material facts regarding the Mineral Properties and all material Mining Rights held by the Company and the Subsidiaries, and no other material property or assets are necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted; except as disclosed in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, the Company does not know of any claim or the basis for any claim that might or could materially and adversely affect the Company’s right to use, transfer or explore for mineral deposits on such Mineral Properties and, except as disclosed in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, the Company and the Subsidiaries hold interests in such Mineral Properties free and clear of any material liens, charges or encumbrances and no material commission, royalty, license fee or similar payment to any person with respect to the Mineral Properties is payable.
               (v) All exploration activities on the Mineral Properties by the Company or its Subsidiaries have been conducted in all material respects in accordance with good exploration practices and in compliance with all applicable laws, regulations and policies in all material respects.
          (q) Technical Reports.
               (i) Each of the Technical Reports (as defined below) complied in all material respects with the requirements of NI 43-101 (as defined below) at the time of filing thereof and each of the Technical Reports reasonably presented the quantity of mineral resources attributable to the properties evaluated therein as of the date stated therein based upon information available at the time each of the Technical Reports was prepared; the Company made available to the authors of the Technical Reports, prior to the issuance thereof and for the purpose of preparing such reports, all information requested by them, which information did not contain any misrepresentation at the time such information was so provided. “Technical Reports” means, with respect to all of the Mineral Properties, the technical reports disclosed in or incorporated by reference in the Registration Statement, the U.S. Prospectus, the Permitted Free

Writing Prospectuses, if any, and the Canadian Offering Documents, including, without limitation, the documents entitled (A) “Canadian NI 43-101 Technical Report on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, USA,” dated as of April 28, 2008, (B) “Canadian NI 43-101 Preliminary Assessment of the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, USA,” dated as of September 2, 2008, (C) “NI 43-101 Pre-Feasibility Study of the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, USA,” dated as of September 17, 2009, and (D) “NI 43-101 Pre-Feasibility Study Update of the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, USA,” dated as of April 25, 2011. “NI 43-101” means National Instrument 43-101 promulgated by the Canadian Securities Administrators entitled “Standards of Disclosure for Mineral Projects.”
               (ii) All of the material assumptions underlying the reserve and resource estimates in each of the Technical Reports are, to the extent known to the Company, reasonable and appropriate, and except as disclosed in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, the projected capital and operating costs and estimated production relating to the Company’s Borealis project as summarized in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, are realistically commercially achievable by the Company. Estimates of reserves as described in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, comply in all material respects with all applicable federal, state, provincial and foreign securities laws. The information set forth in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, relating to mineral reserves required to be disclosed therein pursuant to all applicable federal, state, provincial and foreign securities laws has been prepared by the Company and its consultants in accordance with methods generally applied in the mining industry and conforms, in all material respects, to the requirements of all applicable federal, state, provincial and foreign securities laws.
               (iii) Each of the authors and consultants of the Technical Reports who is referred to in any of the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, or the Canadian Offering Documents as being independent was, at the time of the applicable Technical Report, “independent” (as such term is defined in NI 43-101). To the Company’s knowledge, each such author continues to qualify as being “independent” (as such term is defined in NI 43-101).
               (iv) The Company is in compliance in all material respects with the provisions of NI 43-101 and has filed all technical reports required thereby and there has been no change to any of the Technical Reports or the properties evaluated therein of which the Company is aware that would require the filing of new technical reports under NI 43-101.
          (r) Legal Proceedings. There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated, to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, provincial, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority or the OTCBB or the TSX, except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
          (s) Independent Accountants. Each of Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are included or incorporated by reference in the Registration Statement, the U.S. Prospectus, and the Canadian Offering Documents, and DeCoria Maichel & Teague, is an independent registered public accountant with respect to the Company as required by the Securities Act, the Canadian Securities Laws, and by the rules of the Public Company Accounting Oversight Board and, to the best of the Company’s knowledge, is registered as such.
          (t) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified have been prepared in compliance with the applicable requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the U.S. Prospectus, or any of the Canadian Offering Documents, that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Canadian Preliminary Prospectus (excluding the exhibits thereto), the U.S. Prospectus, and the Canadian Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the U.S. Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.
          (u) Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any event or occurrence that, individually or in the aggregate, has resulted in or may result in a Material Adverse Effect, (ii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which, individually or in the aggregate, has resulted in or may result in a Material Adverse

Effect, (iii) any change in the capital stock of the Company, except for the issuance of stock pursuant to the exercise of stock options or warrants outstanding, or pursuant to the equity incentive plans of the Company in effect, in each case, as of the dates as of which information is provided in the Registration Statement, the U.S. Prospectus, and the Canadian Offering Documents, or outstanding indebtedness of the Company or any Subsidiaries, or (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary.
          (v) Lock-Up Agreements. The Company has obtained, for the benefit of the Underwriters, the agreement, in the form set forth as Exhibit A hereto or in such other form as may be agreed by the Underwriters, of each of its directors and officers as listed on Schedule III hereto (each, a “Lock-Up Agreement,” and, collectively, the “Lock-Up Agreements”).
          (w) Not an Investment Company. Neither the Company nor any Subsidiary is, and at no time during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares will any of them be, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
          (x) Good Title to Property. The Company and each of the Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, or such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of the property described in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases except such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
          (y) Material Contracts. Except such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, each material contract, agreement and license listed as an exhibit to, described in or incorporated by reference in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, to which the Company or any of its Subsidiaries is bound, is legal, valid, binding, enforceable and in full force and effect against the Company or such Subsidiary, as applicable, and, to the knowledge of the Company, each other party thereto, except to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific performance, injunctive relief and other equitable remedies. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party, is in material breach or default with respect to any such contract, agreement or license. To the Company’s knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license. No party has repudiated any material provision of any such contract, agreement or license.
          (z) Intellectual Property. The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted except such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect (collectively, “Intellectual Property”); to the Company’s knowledge, there are no third parties who have, or will be able to establish, rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which is licensed to the Company and the license rights of any third parties to which the Intellectual Property is licensed; to the knowledge of the Company, there is no infringement by third parties of any material Intellectual Property; there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by any third party challenging the Company’s rights in or to any material Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any material Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; the Company and the Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which any material Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect except such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; to the knowledge of the Company, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any material Intellectual Property or that challenges the validity, enforceability or scope of any material Intellectual Property; to the knowledge of the Company, there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office.
          (aa) Labor Matters. Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries; (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries; and (iii) there has been no violation of any federal, state, provincial, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws, any provision of the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN Act”), or the WARN Act’s state, provincial, foreign or local equivalent, or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”), or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries; the Company and each Subsidiary is in compliance with all presently applicable provisions of ERISA, except where such non-compliance would not be reasonably expected to result in a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) to which the Company or any Subsidiary contributes or which the Company or any Subsidiary maintains; the Company and each Subsidiary has not incurred and does not expect to incur liability under (x) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (y) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
          (bb) Compliance with Environmental Laws. Except as disclosed in the Registration Statement, the U.S. Prospectus, Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents, the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries holds all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future, events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and except as otherwise disclosed in the Registration Statement, the U.S. Prospectus, Permitted Free Writing Prospectuses, and the Canadian Offering Documents, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened, action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, provincial, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).
          (cc) Taxes. The Company and its Subsidiaries have paid all federal, state, local, provincial and foreign taxes and filed all tax returns required to be filed through the date hereof (except for (i) any taxes that are being disputed in good faith by appropriate proceedings and for which the Company or such Subsidiary, as appropriate, holds adequate reserves in accordance with GAAP and (ii) those returns for which a request for extension has been filed); and except as otherwise disclosed in the Pricing Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.
          (dd) Insurance. The Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Time of Purchase and at the Additional Time of Purchase, as applicable; neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.
          (ee) Termination of Contracts. Neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the U.S. Prospectus, the Canadian Prospectus, or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, any U.S. Incorporated Document, the Canadian Preliminary Prospectus, or any Canadian Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement, except for such terminations or non-renewals which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
          (ff) Accounting Controls. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (gg) Disclosure Controls; Sarbanes-Oxley Act. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and, except as disclosed in the Company’s filings with the Commission, and as of the date of the Company’s most recent evaluation, such disclosure controls and procedures are effective to perform the functions for which they were established; to the Company’s knowledge, the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; all material weaknesses, if any, in internal control over financial reporting have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal control over financial reporting, there have been no significant changes in internal control over financial reporting or in other factors that could be reasonably expected to significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, except for those that are disclosed in the Company’s filings with the Commission or those that are intended to remediate or otherwise improve upon the Company’s disclosure controls and procedures and internal control over financial reporting; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certifications, are complete and correct in all material respects as of the dates such certifications were made; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission promulgated thereunder.
          (hh) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the U.S. Prospectus or the Permitted Free Writing Prospectuses, if any, has been made or reaffirmed with a reasonable basis and in good faith.
          (ii) Statistical and Market-Related Data. All statistical or market-related data included or incorporated by reference in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, or any of the Canadian Offering Documents, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
          (jj) Corrupt Practices. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, representative or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company, the

Subsidiaries and, to the knowledge of the Company, its affiliates, have taken all steps reasonably necessary to ensure continued compliance therewith.
          (kk) Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable and material money laundering statutes of all jurisdictions in which the Company operates or has operated and the rules and regulations thereunder (collectively, “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
          (ll) OFAC. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (mm) Dividends. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), the Canadian Preliminary Prospectus (excluding the exhibits thereto), the U.S. Prospectus, and the Canadian Prospectus.
          (nn) Preemptive Rights. The issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.
          (oo) Exchange Act Registration. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, the Common Stock is quoted for trading on the OTCBB and listed on the TSX, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, ending quotations of the Common Stock on the OTCBB or delisting the Common Stock from the TSX, nor has the Company received any notification that the Commission, the OTCBB or the TSX is contemplating terminating such quotation, registration or listing.
          (pp) Brokers Fees. Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement or by the Canadian Offering Documents.
          (qq) No Price Stabilization. Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers or, to the knowledge of the Company, any of their affiliates or controlling persons, has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to, cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
          (rr) Corporate Records. The minute books of the Company and any of its Subsidiaries representing all existing records of all meetings and actions of the board of directors (including all committees of the board of directors) and stockholders of the Company and any of its Subsidiaries (collectively, the “Corporate Records”) through the date of the latest meeting and action have been furnished to the Underwriters. All such Corporate Records are complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records. There are no material transactions, agreements or other actions that have been consummated by the Company or any of the Subsidiaries that are not properly approved and/or recorded in the Corporate Records of the Company and the Subsidiaries.
          (ss) Federal Reserve Board. Neither the Company nor any of its Subsidiaries owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.
          (tt) Rating Organization. As of the date of this Agreement there were not, and as of the Time of Purchase and the Additional Time of Purchase, as applicable, there will not be, any securities of or guaranteed by the Company or any Subsidiary that are rated by a “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) promulgated under the Securities Act.
          (uu) FINRA Affiliations. To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or five percent (5%) or greater security holders or, other than as previously disclosed by the Company in its FINRA representation letter, dated [•], 2011, submitted by the Company to the U.S. Underwriter, any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Initial Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto) and the U.S. Prospectus.
          (vv) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders,

customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement, the Disclosure Package, the U.S. Prospectus, and the Canadian Offering Documents which has not been so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any member of their respective immediate families, except as disclosed in the Registration Statement, the Disclosure Package, the U.S. Prospectus, and the Canadian Offering Documents. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.
          (ww) Exchange Act Requirements. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding twelve (12) months.
          (xx) Reporting Issuer in Canada. The Company is a “reporting issuer” in each of the Qualifying Provinces within the meaning of the Canadian Securities Laws in such provinces and is not in default of any requirement of Canadian Securities Laws, except such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
          (yy) Underwriter Warrants. The Company has the corporate power and authority to issue the Warrants (as defined below) and to perform its obligations thereunder. The Warrants have been duly authorized and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws of general applicability affecting the rights of creditors generally, and (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws in the United States or under the Canadian Securities Laws in Canada. The shares of Common Stock to be issued upon exercise of the Warrants (the “Warrant Shares”) have been duly authorized and reserved for issuance, and when issued to the holder(s) of the Warrants in accordance with the terms of the Warrants against payment therefor, will be validly issued, fully paid and nonassessable. The Warrant Shares when issued upon exercise of the Warrants will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal and restrictions upon voting and transfer (except for applicable transfer restrictions under the Securities Act and any applicable state securities laws). The offering and issuance of the Warrants and the Warrant Shares are pursuant to an exemption from the registration requirements of the Securities Act.
     In addition to the foregoing representations and warranties, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.
     4. Certain Covenants of the Company. The Company covenants and agrees with each of the Underwriters as follows:

          (a) Filing Obligations. The Company shall (i) prepare the U.S. Prospectus in a form approved by the Underwriters and file such U.S. Prospectus within the time periods specified by Rule 424(b) and Rules 430A and 430C, as applicable, under the Securities Act; (ii) prepare the Canadian Prospectus in a form approved by the Underwriters and file such Canadian Prospectus with the Canadian Authorities as soon as possible in accordance with applicable Canadian Securities Laws (iii) file any “free writing prospectus” to the extent required by Rule 433 under the Securities Act, if applicable, and file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; (iv) file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the U.S. Prospectus and during such period as the U.S. Prospectus would be required by law to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) (the “U.S. Prospectus Delivery Period”); and (v) furnish copies of each “free writing prospectus” (if any), to the extent not previously delivered, to the Underwriters prior to 10:00 a.m. (Pacific time), on the second Business Day next succeeding the date of this Agreement in such quantities as the Underwriters shall reasonably request.
          (b) Abbreviated Registration Statement. If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 8:00 a.m. (Eastern time), on the Business Day next succeeding the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.
          (c) Amendments or Supplements. The Company will not, during the U.S. Prospectus Delivery Period in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the U.S. Prospectus, nor will the Company, during the period from the date of this Agreement until the completion of the distribution of the Shares, file any amendment or supplement to any of the Canadian Offering Documents, unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and neither of the Underwriters shall have objected thereto or disapproved in good faith.
          (d) Free Writing Prospectuses. The Company will (i) not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act other than a Permitted Free Writing Prospectus; (ii) treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”; (iii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any “issuer free writing prospectus,” including the requirements relating to timely filing with the Commission, legending and record keeping, and (iv) not take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder. The Company will use its commercially reasonable efforts to satisfy the conditions in

Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.
          (e) Notices to Underwriters. The Company will notify the Underwriters promptly, and will, if requested, confirm such notification in writing, in the event of: (i) the receipt of any comments of, or requests for information from, the Commission or any of the Canadian Authorities; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Disclosure Package, the U.S. Prospectus, or any of the Canadian Offering Documents; (iii) the time and date when any post-effective amendment to the Registration Statement becomes effective; (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of any Prospectus Supplement, the Disclosure Package, the U.S. Prospectus or any Permitted Free Writing Prospectus, or the initiation or threatening of any proceeding for that purpose; (v) the issuance by any Canadian Authority or the TSX of any order preventing or suspending the use of any of the Canadian Offering Documents; and (vi) the receipt by the Company of any notification with respect to any suspension or the approval of the Shares from any securities exchange or quotation system upon which they are listed for trading or included or designated for quotation, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any of the foregoing purposes. The Company will use its commercially reasonable best efforts to prevent the issuance or invocation of any such stop order or suspension by the Commission or by any of the Canadian Authorities and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.
          (f) Filing of Amendments or Supplements.
               (i) If, during the U.S. Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the U.S. Prospectus (or, if the U.S. Prospectus is not yet available to prospective purchasers, the Disclosure Package) in order to make the statements therein, in the light of the circumstances when the U.S. Prospectus (or, if the U.S. Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to an investor, not misleading, or if, in the opinion of the Underwriters, it is necessary to amend or supplement the U.S. Prospectus (or, if the U.S. Prospectus is not yet available to prospective purchasers, the Disclosure Package) to comply with applicable law, the Company shall prepare, file with the Commission and furnish, at its own expense, to the Underwriters, either amendments or supplements to the U.S. Prospectus (or, if the U.S. Prospectus is not yet available to prospective purchasers, to the Disclosure Package) so that the statements in the U.S. Prospectus (or, if the U.S. Prospectus is not yet available to prospective purchasers, the Disclosure Package), as so amended or supplemented, will not, in the light of the circumstances when the U.S. Prospectus (or, if the U.S. Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to an investor, be misleading, or so that the U.S. Prospectus (or, if the U.S. Prospectus is not yet available to prospective purchasers, the Disclosure Package), as amended or supplemented, will comply with applicable law. If, at any time following issuance of a Permitted Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict with the information contained in the Registration

Statement relating to the Shares, or would include an untrue statement of a material fact, or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Underwriters and will promptly amend or supplement, at its own expense, such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
               (ii) During the period from the date of this Agreement until the completion of the distribution of the Shares, the Company shall promptly deliver notice to the Underwriters with full particulars, of: (1) any change in the Canadian Securities Laws that requires the filing of any amendment to the Canadian Prospectus; (2) any “material change” (as such term is defined in the Canadian Securities Laws) in the Company, its Subsidiaries, or the Shares, whether actual, anticipated, contemplated, proposed, or threatened; (3) any change in a Canadian Material Fact contained in any Canadian Offering Document which is of such a nature as to result in, or could reasonably be expected to result in, a “misrepresentation” (as such term is defined in the Canadian Securities Laws) in the Canadian Offering Documents or to render any Canadian Offering Document not in compliance with any of the Canadian Securities Laws of the Qualifying Provinces; or (4) any material fact that would have been required to be stated in any Canadian Offering Document had the material fact arisen on or prior to the date of that Canadian Offering Document. In the event of any of (1) through (4) above, the Company shall, to the satisfaction of the Underwriters, promptly prepare and file with the Canadian Authorities a new or amended prospectus, as required under Canadian Securities Law and the rules of the TSX, and as necessary to continue to qualify the Shares for distribution in the Qualifying Provinces.
          (g) Delivery of Copies. The Company will deliver promptly to the Underwriters and their respective counsel such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement, as originally filed with the Commission, and each amendment thereto (in each case, excluding exhibits thereto); (ii) copies of any U.S. Prospectus Supplement or Permitted Free Writing Prospectus; (iii) during the U.S. Prospectus Delivery Period, copies of the U.S. Prospectus (or any amendments or supplements thereto); (iv) any document incorporated by reference in the U.S. Prospectus (other than any such document that is filed with the Commission electronically via the EDGAR or any successor system); (v) all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares; (vi) copies, including commercial copies, of the Canadian Offering Documents; (vii) any document incorporated by reference in the Canadian Prospectus (other than any such document that is filed with the Canadian Authorities electronically via SEDAR or any successor system); and (viii) all correspondence to and from, and all documents issued to and by, any Canadian Authority in connection with qualifying the Shares for distribution in the Qualifying Provinces.
          (h) Earnings Statement. The Company will make generally available to holders of its securities and deliver to the Underwriters, as soon as practicable, an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158) (which may be satisfied by filing with the Commission’s EDGAR system as long as the Underwriters can consistently access such filing).

          (i) Use of Proceeds. The Company agrees to use and apply the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Canadian Prospectus and the Pricing Prospectus under the caption “Use of Proceeds.”
          (j) Public Communications. Prior to the Closing Date and the closing of the purchase of the Additional Shares, if any, the Company will not issue any press release or other communication, directly or indirectly, or hold any press conference with respect to the Company, its condition, financial or otherwise, or its earnings, business, operations or prospects, or the offering of the Shares, without the prior written consent of the Underwriters, which consent shall not be unreasonably withheld, unless in the reasonable judgment of the Company and its counsel, and after notification to the Underwriters, such press release or communication is required by applicable law, in which case the Company shall use its commercially reasonable best efforts to allow the Underwriters reasonable time to comment on such release or other communication in advance of such issuance.
          (k) Lock-Up Period. During the period beginning on the date hereof and ending on (and including) the date that is one hundred eighty (180) days after the date of the final U.S. Prospectus and the Canadian Prospectus related to the offering contemplated hereunder (such period, as may be extended hereunder, the “Lock-Up Period”), the Company will not, directly or indirectly, (i) offer to purchase or sell, hypothecate, pledge, announce the intention to purchase or sell, purchase or sell, contract to purchase or sell, sell any option or contract to purchase (to the extent such option or contract to purchase is exercisable within one year from the Closing Date), purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock, (ii) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock, or (iii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriters (which consent may be withheld in the Underwriters’ sole discretion), other than (A) the Shares to be sold hereunder, (B) the issuance of employee stock options or shares of restricted stock pursuant to equity compensation plans described in the Registration Statement (excluding the exhibits thereto), the Canadian Preliminary Prospectus (excluding the exhibits thereto), the Disclosure Package, the U.S. Prospectus, and the Canadian Prospectus, (C) issuances of shares of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Canadian Preliminary Prospectus (excluding the exhibits thereto), the Disclosure Package, the U.S. Prospectus, and the Canadian Prospectus, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement and disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Canadian Preliminary Prospectus (excluding the exhibits thereto), the Disclosure Package, the U.S. Prospectus, and the Canadian Prospectus, (D) the registration under the Securities Act of Common Stock and Common Stock underlying warrants of the Company issued in the

Company’s January 21, 2011 offering of units, as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package, the U.S. Prospectus, and the Canadian Offering Documents, or (E) the sale of Common Stock, on the same terms as those with respect to the Shares to be sold hereunder, to certain investors with which the Company has pre-existing relationships and which have been designated in writing to the Underwriters on that certain “President’s List,” as such term is defined in that certain Engagement Letter agreement, dated as of February 4, 2011, by and among the Underwriters and the Company. Notwithstanding the foregoing, if (1) during the last seventeen (17) days of the initial Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the fifteen-day (15-day) period following the last day of the initial Lock-Up Period, then, in each case, the Lock-Up Period automatically will be extended until the expiration of the eighteen-day (18-day) period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless the Underwriters waive, in writing, such extension. The Company will provide the Underwriters and each person subject to the Lock-up Agreements described in Section 3(v) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.
          (l) Stabilization. The Company will not take, directly or indirectly, any action designed to result in, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of any of the Shares or for any other purpose.
          (m) Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.
          (n) Investment Company Act. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.
          (o) Periodic Reports. The Company will file with the Commission such periodic and special reports as required by the Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) in connection with the offering or sale of the Shares. To the extent not otherwise available on the Commission’s EDGAR system, during a period of three (3) years from the effective date of the Registration Statement, the Company will furnish to its stockholders as soon as they are available after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as they are available after the end of each of the first three (3) quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail and in accordance with the rules and regulations of the Commission.
          (p) Stockholder Communications. During a period of three (3) years from the effective date of the Registration Statement, to the extent not otherwise available on the Commission’s EDGAR system or the Canadian Authorities’ SEDAR, the Company will furnish or make available to the Underwriters copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Underwriters (i) as soon as they are available, copies of any current, periodical or annual reports and financial statements furnished to or filed with the Commission, any of the Canadian Authorities, or any national securities exchange or automated quotation system on which any class of securities of the Company is listed or quoted; and (ii) such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided that no such additional information shall be required except to the extent the disclosure of additional information would not result in a violation of Regulation FD (without requiring new disclosure to third parties to avoid violation of Regulation FD).
          (q) License. Upon request of the Underwriters, the Company will furnish, or cause to be furnished, to the Underwriters an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Underwriters for the purpose of facilitating the online offering of the Shares (the “License”); provided, however, that the License shall be used solely and exclusively for the foregoing purpose, is granted without any fee and may not be assigned or transferred by the Underwriters.
          (r) Expenses. The Company will pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the U.S. Prospectus, each Permitted Free Writing Prospectus, the Canadian Offering Documents, and any amendments or supplements thereto, and the printing and furnishing of copies of each of the foregoing to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the preparation of this Agreement, any agreement among the Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each of the foregoing to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws or Canadian Securities Laws and the determination of their eligibility for investment under state or foreign laws or Canadian Securities Laws (including the legal fees and filing fees and other disbursements of the respective counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any filing for review of the public offering of the Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel to the U.S. Underwriter relating to FINRA matters, (vi) the fees and disbursements of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (viii) the performance of the Company’s other obligations hereunder.
          (s) Underwriter Warrants. On the Closing Date with respect to the purchase of the Underwritten Shares, the Company shall execute and deliver to each of the Underwriters a warrant in the form attached hereto as Exhibit B (the “Warrant”), evidencing the right to purchase a number of shares of Common Stock equal to two and one-half percent (2.5%) of the total number of Underwritten Shares sold by each Underwriter, respectively (less any Underwritten Shares sold by that Underwriter to purchasers set forth on the President’s List), at a price equal to one hundred twenty percent (120%) of the public offering price per share as set forth in the Form S-1 on file with the SEC (File No. 333-172083) (but, in any event, not less than Thirty Cents ($0.30) per share of Common Stock). On any Closing Date with respect to the purchase of Additional Shares, the Company shall further execute and deliver to the applicable Underwriter, a warrant in the same form evidencing the right to purchase additional shares of Common Stock equal to two and one-half percent (2.5%) of the Additional Shares sold on such Closing Date (less any Additional Shares sold by that Underwriter to purchasers set forth on the President’s List) (such additional issuance(s) included in all references to the “Warrant” in this Agreement).
     5. Reimbursement of the Underwriters’ Expenses. If the Shares are not delivered for any reason other than the default of the U.S. Underwriter in its obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(r) hereof, reimburse the U.S. Underwriter in the amount of Fifty Thousand Dollars ($50,000) for all of its out-of-pocket expenses, including the fees and disbursements of its counsel. If the Shares are not delivered for any reason other than the default of the Canadian Underwriter in its obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(r) hereof, reimburse the Canadian Underwriter in the amount of Twenty Thousand Canadian Dollars (Cdn.$20,000) for all of its out-of-pocket expenses, including the fees and disbursements of its counsel. If the Shares are delivered in accordance with the terms hereof, the Company shall, in addition to paying the amounts described in Section 4(r) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their respective counsel; provided, however, that such reimbursement to the U.S. Underwriter shall not exceed One Hundred Thousand Dollars ($100,000) and such reimbursement to the Canadian Underwriter shall not exceed Forty Thousand Canadian Dollars (Cdn.$40,000).
     6. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Time of Purchase and at the Additional Time of Purchase, as applicable, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
          (a) Company Counsel Legal Opinion. The Company shall furnish to the Underwriters at the Time of Purchase and at the Additional Time of Purchase, as applicable,

(i) an opinion of Dorsey & Whitney LLP, counsel for the Company, addressed to the Underwriters, and dated the Time of Purchase and the Additional Time of Purchase, as applicable, in form and substance satisfactory to the Underwriters, as to the matters set forth on Exhibit C hereto, and (ii) an opinion of Borden Ladner Gervais LLP, Canadian counsel for the Company, addressed to the Underwriters, and dated the Time of Purchase and the Additional Time of Purchase, as applicable, in form and substance satisfactory to the Underwriters, as to the matters set forth on Exhibit D hereto, subject to usual and customary assumptions and qualifications, and provided that Borden Ladner Gervais LLP shall be entitled to rely upon an opinion of local counsel reasonably acceptable to the Underwriters for matters governed by the laws of the Province of Saskatchewan.
          (b) Comfort Letters. The Underwriters shall have received, from each of Ernst & Young LLP and DeCoria Maichel & Teague, letters dated, respectively, the date of the U.S. Prospectus and the Canadian Prospectus, the Time of Purchase and the Additional Time of Purchase, as applicable, and addressed to the Underwriters, in the forms satisfactory to the Underwriters, which letters shall cover certain financial disclosures contained or incorporated by reference in the Registration Statement, the U.S. Prospectus, the Permitted Free Writing Prospectuses, if any, and the Canadian Offering Documents.
          (c) Expert Report. The Underwriters shall have received, from each expert set forth in the first paragraph under the caption “Experts” in the Registration Statement (collectively, the “Experts”), letters dated, respectively, the date of the U.S. Prospectus and the Canadian Prospectus, the Time of Purchase and the Additional Time of Purchase, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, on the basis of each Expert’s review of the contents of the Registration Statement, the Disclosure Package, the U.S. Prospectus, the Canadian Offering Documents, and the Technical Reports, confirming to the Underwriters that on the basis of the foregoing, no facts have come to such Expert’s attention in the course of such Expert’s performance of the services referred to above that caused such Expert to believe that, (i) the representations set forth in Section 3(p) and Section 3(q) hereof include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) solely with respect to the Mining Rights, the Mineral Properties and the Technical Reports, (A) the Registration Statement, as of its most recent effective date and as of the date of the letter, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the documents included in the Disclosure Package, all considered together, as of the date of this Agreement, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (C) the U.S. Prospectus, as of the date of the letter, includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (D) any of the Canadian Offering Documents, as of the date of the letter, includes any untrue statement of a Canadian Material Fact or omits to state any Canadian Material Fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) U.S. Underwriter Counsel Legal Opinion. The Underwriters shall have received at the Time of Purchase and at the Additional Time of Purchase, as applicable, a favorable opinion of Paul, Hastings, Janofsky & Walker, LLP, U.S. counsel to the Underwriters, dated the Time of Purchase and the Additional Time of Purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriters.
          (e) Canadian Underwriter Counsel Legal Opinion. The Underwriters shall have received at the Time of Purchase and at the Additional Time of Purchase, as applicable, a favorable opinion of Blake, Cassels & Graydon LLP, Canadian counsel to the Underwriters, dated the Time of Purchase and the Additional Time of Purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriters; provided that, in providing such opinion, Blake, Cassels & Graydon LLP shall be entitled to rely upon the legal opinion of Borden Ladner Gervais LLP delivered in accordance with Section 6(a) hereof.
          (f) Objection of Underwriters. No prospectus or amendment or supplement to the Registration Statement, the U.S. Prospectus, or the Canadian Offering Documents shall have been filed to which any Underwriter shall have objected in writing.
          (g) Filings with the Commission. The U.S. Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 p.m. (Eastern time) on the second full Business Day after the date of this Agreement (or such earlier time as may be required under the Securities Act).
          (h) Filings with the Canadian Authorities. The Canadian Prospectus shall have been filed with the Canadian Authorities in accordance with NP 11-202, MI 11-102, and NI 44-101. The Company shall use its commercially reasonable efforts to obtain a receipt for the Canadian Prospectus from the BCSC at or before 5:30 p.m. (Eastern time) on the second full Business Day after the date of this Agreement (or such earlier time as may be required under the Canadian Securities Laws).
          (i) No Stop Orders. Prior to and at the Time of Purchase and at the Additional Time of Purchase, as applicable, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the U.S. Prospectus nor any amendment or supplement thereto shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Disclosure Package, and any amendments or supplements thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or, when taken together with the information contained in the U.S. Prospectus, omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (vi) no order preventing or suspending the use of the Canadian Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any Canadian Authority; (vii) none of the Canadian Offering Documents shall include an untrue statement of a Canadian Material Fact or omit to state a Canadian Material Fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
          (j) No Material Adverse Change.
               (i) Prior to the Closing or the closing of the Additional Shares, as applicable, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, prospects, business or operations of the Company from that set forth in the Disclosure Package, the U.S. Prospectus, and the Canadian Offering Documents that, in the Underwriters’ reasonable judgment, is material and adverse and that makes it, in the Underwriters’ reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Disclosure Package and the Canadian Offering Documents.
               (ii) There shall not have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NYSE Amex or the Nasdaq Stock Market or the establishing on such exchanges by the Commission or by such exchanges of minimum or maximum prices that are not in force and effect on the date hereof; (B) a suspension or material limitation in trading in the Company’s securities on the OTCBB or the TSX, an order to cease or suspend trading in any of the Company’s securities or to prohibit or restrict the distribution of any of the Shares, or the announcement, commencement or threatening of proceedings for the making of any such order, by any securities commission or similar regulatory authority, the OTCBB, the TSX or any other competent authority, which has not been rescinded, revoked or withdrawn; (C) any announcement, commencement or threatening of any inquiry, investigation (whether formal or informal) or other proceeding in relation to the Company or any of its Subsidiaries or any of the directors or officers of the Company, by any securities commission or similar regulatory authority, the TSX or any other competent authority; (D) a change in law, regulation or policy or the interpretation or administration thereof, if, in the reasonable opinion of the Underwriters or any one of them, the change, announcement, commencement or threatening thereof adversely affects the trading or distribution of the Shares or any other securities of the Company; (E) any adverse change, as determined by the Underwriters or any one of them in their sole discretion, acting reasonably, in the business, operations, capital or condition (financial or otherwise), business or business prospects of the Company or any of its Subsidiaries or the respective properties, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Company or any of its Subsidiaries, or any announcement of any of the foregoing, which in the opinion of any Underwriter, could reasonably be expected to have a material adverse effect on the market price or value of the Shares or any other securities of the Company or the investment quality or marketability of the Shares; (F) the Underwriters or any of them becoming aware of any material information with respect to the Company or any of its Subsidiaries which had not been publicly disclosed or disclosed in writing to the Underwriters at or prior to the date hereof and which in the sole opinion of the Underwriters or any one of them, acting reasonably, could be expected to have a material adverse effect on the market price or value of the Shares or any other securities of the Company or the investment quality or marketability of the Shares; (G) the Company being in breach or default under or non-compliance with any representation, warranty, term or condition of this Agreement in any material respect; (H) a general moratorium on commercial banking activities declared by either federal or any state or provincial authorities; (I) the outbreak or material escalation of hostilities or acts of terrorism involving the United States or the declaration by the United States of a national emergency or war, which, in the Underwriters’ reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the U.S. Prospectus and the Canadian Prospectus; or (J) any calamity or crisis, act of God, change in the international or domestic markets, or substantial change in the existing financial, political or economic conditions in the United States or internationally, that, in the Underwriters’ reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of any of the Shares in the manner contemplated in the U.S. Prospectus and the Canadian Prospectus.
          (k) Officers’ Certificate. The Company, at the Time of Purchase and at the Additional Time of Purchase, as applicable, shall have delivered to the Underwriters a certificate duly executed by its Chief Executive Officer and its Chief Financial Officer, dated the Time of Purchase and the Additional Time of Purchase, as applicable, in the form attached as Exhibit E hereto.
          (l) Secretary’s Certificate. The Company, at the Time of Purchase and at the Additional Time of Purchase, as applicable, shall have delivered to the Underwriters a certificate duly executed by its Secretary, dated the Time of Purchase and the Additional Time of Purchase, as applicable, in the form attached as Exhibit F hereto.
          (m) Lock-Up Agreements. The Underwriters shall have received each of the signed Lock-Up Agreements referred to in Section 3(v) hereof, and each such Lock-Up Agreement shall be in full force and effect at the Time of Purchase and at the Additional Time of Purchase, as applicable.
          (n) Company Corporate Documents. The Company, at the Time of Purchase and at the Additional Time of Purchase, as applicable, shall have delivered to the Underwriters a certificate evidencing the incorporation and good standing of the Company in the State of Nevada, issued by the Secretary of State of the State of Nevada, dated as of a date within five (5) calendar days of the Time of Purchase and Additional Time of Purchase, as applicable.
          (o) Subsidiary Corporate Documents. The Company, at the Time of Purchase and at the Additional Time of Purchase, as applicable, shall have delivered to the Underwriters a certificate evidencing the incorporation or formation, as the case may be, and good standing, of each of its U.S. subsidiaries from its respective state of incorporation or formation, as the case may be, issued by the Secretary of State or other applicable governing body or agency (or other comparable authority) of such state of incorporation or formation, as the case may be, dated as of a date within five (5) calendar days of the Time of Purchase and Additional Time of Purchase, as applicable.
          (p) Foreign Qualifications. The Company, at the Time of Purchase and at the Additional Time of Purchase, as the case may be, shall have delivered to the Underwriters a certificate evidencing the Company’s qualification as a foreign corporation in good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the

Company conducts business and is required to so qualify, dated as of a date within five (5) calendar days of the Time of Purchase and Additional Time of Purchase, as applicable.
          (q) Certified Charter. The Company shall have delivered to the Underwriters at the Time of Purchase and at the Additional Time of Purchase, as applicable, a certified copy of the Articles of Incorporation of the Company as certified by the Secretary of State of the State of Nevada within five (5) calendar days of the Time of Purchase and Additional Time of Purchase, as applicable.
          (r) Additional Documents. The Company shall have furnished to the Underwriters such other documents and certificates as the Underwriters may reasonably request, including, without limitation regarding the accuracy and completeness of any statement in the Registration Statement, the U.S. Prospectus, any Permitted Free Writing Prospectus, or any Canadian Offering Document as of the Time of Purchase and the Additional Time of Purchase, as applicable.
          (s) No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.
          (t) Other Filings with the Commission. The Company shall have prepared and filed with the Commission a pre-effective amendment to the Registration Statement or a Current Report on Form 8-K, as applicable, with respect to the transactions contemplated hereby, including the filing of this Agreement (or a form thereof) as an exhibit thereto.
          (u) Prospectus Delivery. The Company shall have complied with the provisions of Section 4(g) hereof with respect to the prompt furnishing of prospectuses to the Underwriters.
     7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement. If any Underwriter elects to terminate this Agreement as provided in Section 6 above, that Underwriter shall promptly notify the Company in writing.
          If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Underwriters shall be under no obligation or liability to the Company under this Agreement (except solely to the extent provided in Section 8 hereof).
     8. Indemnity and Contribution.
          (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors, officers, employees and partners, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which any Underwriter or such person may become subject, under the Securities Act, the Exchange Act, the Canadian Securities Laws, or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B under the Securities Act, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the U.S. Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the U.S. Prospectus), or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) an untrue statement or alleged untrue statement of material fact contained in any of the Canadian Offering Documents, or arise out of or are based upon the omission, or alleged omission, to state in any of the Canadian Offering Documents a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iv) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Disclosure Package, the U.S. Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any Canadian Offering Document, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof, as such information is described in Section 8(f).
          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its affiliates, directors, officers, employees and partners, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the U.S. Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any Canadian Offering Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Disclosure Package, the U.S. Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any Canadian Offering Document, in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, as such information is described in Section 8(f), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by that Underwriter hereunder.
          (c) Promptly after receipt by an indemnified party under Section 8(a) or Section 8(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such section, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under Section 8(a) or Section 8(b), in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.
          The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or Section 8(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 8(a) or Section 8(b), (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each of the Underwriters on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the final U.S. Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 8(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this Section 8(d). Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount of the Underwriter’s commissions actually received by that Underwriter pursuant to this Agreement, and the obligations of the Underwriters to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (e) The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability that the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

          (f) For purposes of this Agreement, each Underwriter confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Disclosure Package, the U.S. Prospectus, any Issuer Free Writing Prospectus, or any Canadian Offering Document, other than the statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the “Underwriting” section of the Prospectus and Disclosure Package, only insofar as such statements relate to the amount of selling concession or to over-allotment and related activities that may be undertaken by the Underwriters.
     9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the U.S. Underwriter, shall be sufficient in all respects if delivered or sent to Roth Capital Partners, LLC, 24 Corporate Plaza Drive, Newport Beach, California 92660, Attention: John Dalfonsi, Managing Director (Facsimile No.: (310) 445-5864), with a copy (for informational purposes only) to Paul, Hastings, Janofsky & Walker, LLP, 1117 S. California Ave., Palo Alto, California 94304, Attention: Robert A. Claassen, Esq. (Facsimile No.: (650) 320-1984); if to the Canadian Underwriter, shall be sufficient in all respects if delivered or sent to Acumen Capital Finance Partners Limited, 404 6th Avenue S.W., Suite 700, Calgary, Alberta, Canada, T2P 0R9, Attention: Kelly Hughes, Vice President, Investment Banking (Facsimile No.: (403) 571-0310), with a copy (for informational purposes only) to Blake, Cassels & Graydon LLP, 855 — 2nd Street S.W., Suite 3500, Bankers Hall East Tower, Calgary, Alberta, Canada, T2P 4J8, Attention: William C. Van Horne (Facsimile No.: (403) 260-9700); and if to the Company, shall be sufficient in all respects if delivered or sent to Gryphon Gold Corporation, 611 N. Nevada St., Carson City, Nevada 89511, Attention: Chief Executive Officer (Facsimile No.: (604) 608-3262), with a copy (for informational purposes only) to Dorsey & Whitney LLP, 1400 Wewatta St., Suite 400, Denver, Colorado, 80202, Attention: Kenneth G. Sam, Esq. (Facsimile No.: (303) 629-3450).
          In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the U.S. Underwriter is required to obtain, verify and record information that identifies its respective clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow the U.S. Underwriter to properly identify its clients.
     10. Governing Law; Submission to Jurisdiction; No Jury Trial. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this Agreement or this engagement will be tried exclusively in the U.S. District Court for the Central District of California or, if that court does not have subject matter jurisdiction, in any state court located in the County of Los Angeles, and the Company agrees to submit to the jurisdiction of, and to venue in, such courts. The Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company or is or may be subject, by suit upon such judgment.
     11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and, to the extent provided in Section 8 hereof, the specified controlling persons, affiliates, partners, directors, officers and other persons and entities referred to in such Section 8, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, individual, partnership, association, corporation or entity shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.
     12. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or become responsible as fiduciaries to the Company or its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     13. Counterparts. This Agreement may be executed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties. Delivery of a signed counterpart of this Agreement by facsimile or e-mail/.pdf transmission shall constitute valid and sufficient delivery thereof, and any counterpart so delivered shall be binding and valid as if an original.
     14. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their respective successors and assigns, and any successor or assign of all or any substantial portion of the Company’s and each Underwriter’s respective businesses and/or assets.

     15. Currency. All references in this Agreement or the Warrant to “Dollars” or “$” shall mean United States Dollars, unless otherwise indicated. All references in this Agreement of the Warrant to “Cdn.$” shall be to Canadian Dollars.
[Signature Page Immediately Follows This Page.]

     If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and the acceptance by the Underwriters shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

Gryphon Gold Corporation

By:

Name:

Title:

Accepted and agreed to as of the date first above written:

Roth Capital Partners, LLC

By:

Name:

Title:

Accepted and agreed to as of the date first above written:

Acumen Capital Finance Partners Limited

By:

Name:

Title:

SCHEDULE I
Permitted Free Writing Prospectuses
     [TBD]

I-1

SCHEDULE II

Pricing Information
     Number of Underwritten Shares:
U.S. Underwriter: [•]
Canadian Underwriter: [•]
     Number of Additional Shares:
U.S. Underwriter: [•]
Canadian Underwriter: [•]
     Public Offering Price: [•] per Share1
     Underwriting Discount: [•] per Share2
     Proceeds to Company (before expenses): [•] per Share

[1]	In Canada, the public offering price shall be Cdn.$[•].

[2]	No Underwriting Discount shall apply to Shares sold by the Underwriters to purchasers set forth on the “President’s List,” as such term is defined in Section 4(k) of this Agreement.

II-1

SCHEDULE III

List of Directors and Officers Executing Lock-Up Agreements
     Directors: [John L. Key, Donald W. Gentry, Marvin K. Kaiser and Terence J. Cryan]
     Officers: [John L. Key, Matthew A. Fowler, Lisanna Lewis and Steven D. Craig]

III-1

EXHIBIT A

Form of Lock-Up Agreement
[•], 2011
Roth Capital Partners, LLC,
for itself and on behalf of the Canadian Underwriter
24 Corporate Plaza Drive
Newport Beach, California 92660-7968
     Re: Gryphon Gold Corporation — Lock-Up Agreement
Ladies and Gentlemen:
     The undersigned understands that Roth Capital Partners, LLC (the “U.S. Underwriter”), for itself and on behalf of Acumen Capital Finance Partners Limited (the “Canadian Underwriter”, and collectively with the U.S. Underwriter, the “Underwriters”), proposes to enter into an underwriting agreement (the “Agreement”) with Gryphon Gold Corporation, a Nevada corporation (the “Company”), providing for the public offering (the “Offering”) of shares (the “Shares”) of the common stock, par value $0.001 per share (“Common Stock”), of the Company pursuant to a Registration Statement on Form S-1 (File No. 333-172083), as amended, filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).
     In consideration of the agreement by the Underwriters to offer and sell the Shares and in order to induce the Underwriters to participate in the Offering, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriters (which consent may be withheld in the Underwriters’ sole discretion), the undersigned will not, during the period beginning on the date hereof and ending on the date one hundred eighty (180) days after the date of the final prospectus (including any final prospectus supplement, the “Final Prospectus”) to be used in confirming the sale of the Shares (such 180-day period, as may be extended hereunder, the “Lock-Up Period”): (i) offer, pledge, sell, contract to sell, announce the intention to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, or any securities that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, and whether owned directly by the undersigned (including holding as a custodian or trustee) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Commission, as the same may be amended or supplemented from time to time (collectively, the “Undersigned’s Shares”); (ii) enter into any swap, hedge or other similar agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares or securities convertible into or exercisable or exchangeable for shares of Common Stock, whether any such transaction described in clauses (i) or (ii) of this paragraph is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise; (iii) make any demand for, or exercise any right with respect to, the registration of any of the Undersigned’s Shares or any security convertible into or exercisable or exchangeable for shares of Common Stock; or (iv) publicly announce an intention to effect any transaction of the type specified in clauses (i), (ii) or (iii) above. For the avoidance of doubt, the foregoing restrictions are expressly understood and agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to, or which reasonably could be expected to, lead to or result in a sale or disposition of the Undersigned’s Shares, even if such Shares would be disposed of by a person or entity other than the undersigned. Such prohibited hedging or other transactions include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put option or put equivalent position or call option or call equivalent position) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to or derives any significant portion of its value from such Shares.
     Notwithstanding the foregoing, the restrictions set forth in clauses (i) and (ii) in the immediately preceding paragraph will not apply to (a) transfers by the undersigned (1) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (2) upon death by will or intestacy, provided that the recipient agrees to be bound in writing by the restrictions set forth herein, (3) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, (4) to the limited partners, general partners, limited liability company members or stockholders of the undersigned, or if the undersigned is a corporation, to any wholly owned subsidiary of such corporation, (5) occurring by operation of law, such as statutes governing the effects of a merger or a qualified domestic order, provided that in the case of any transfer pursuant to clauses (1), (2), (3), (4) or (5) above, (x) the recipient agrees to be bound in writing by the restrictions set forth herein, (y) any such transfer shall not involve a disposition for value and (z) no public reports or filings, including, but not limited to, those pursuant to Rule 144 under the Securities Act or pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to be filed by the undersigned during the Lock-Up Period and no such filings are voluntarily filed by the undersigned during the Lock-Up Period, or (6) with the prior written consent of the Underwriters; (b) transfers of Common Stock solely in connection with the “cashless” exercise of Company stock options for the purpose of exercising such stock options, provided that any shares of Common Stock received upon such exercise and any remaining shares of Common Stock held by the undersigned will be subject to all of the restrictions set forth in this Lock-Up Agreement; or (c) the undersigned’s entering into a written plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) after the date hereof relating to the sale of the Undersigned’s Shares, provided that such 10b5-1 Plan does not provide for the transfer of the Undersigned’s Shares during the Lock-Up Period, and provided, further, that no public reports or filings, including, but not limited to, those pursuant to Rule 144 under the Securities Act or pursuant to Section 16 of the Exchange Act, are required to be filed by the undersigned during the Lock-Up Period and no such filings are voluntarily filed by the undersigned during the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

     If (i) during the last seventeen (17) days of the initial Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the fifteen-day (15-day) period following the last day of the initial Lock-Up Period, then, in each case, the Lock-Up Period automatically will be extended until the expiration of the eighteen-day (18-day) period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless the Underwriters waive, in writing, such extension. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. In furtherance of the foregoing, the Company, and any duly appointed transfer agent or depositary for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of any of the provisions of this Lock-Up Agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and that all authority herein conferred or agreed to be conferred and any obligations of the undersigned hereunder shall be binding upon the successors, assigns, heirs and personal and legal representatives of the undersigned.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar or depositary against the transfer of the Undersigned’s Shares, except in compliance with the foregoing restrictions.
     The undersigned understands that, if the Agreement does not become effective, or if the Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.
     This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.
Very truly yours,
Name:

EXHIBIT B
Form of Underwriter Warrant
UNDER FINRA RULE 5110(g) AND SUBJECT TO LIMITED EXCEPTIONS, THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK SHALL NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS WARRANT OR THE SECURITIES UNDERLYING THIS WARRANT BY ANY PERSON FOR A PERIOD OF 180 DAYS IMMEDIATELY FOLLOWING THE OFFERING COMMENCEMENT DATE.
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE (THE “LAWS”). THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION AND QUALIFICATION OF THESE SECURITIES UNDER THE ACT AND THE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT AND THE LAWS.
COMMON STOCK PURCHASE WARRANT
     THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) is entered into and effective as of [•] (the “Issue Date”), by and between Gryphon Gold Corporation, a Nevada corporation (the “Company”), and [Roth Capital Partners, LLC / Acumen Capital Finance Partners Limited] (“Holder”). This Warrant is issued pursuant to and in satisfaction of the Company’s obligations under that certain Underwriting Agreement between the Company and Roth Capital Partners, LLC, for itself and on behalf of Acumen Capital Finance Partners Limited, dated [•] (the “Underwriting Agreement”) with respect to a public offering of securities by the Company commencing on [•] (the “Offering Commencement Date”).
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Warrant, the Company and Holder certify and agree as follows:
     1. Grant of the Right to Purchase Common Stock. For value received, the adequacy of which is hereby acknowledged, the Company hereby grants to Holder the right, and Holder is entitled, upon the terms and subject to the conditions set forth in this Warrant, to subscribe for and purchase from the Company a number of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), equal to [•]3 Shares of the Common Stock at a purchase price of [•]4 per Share, as the same may be adjusted as provided herein (the “Exercise Price”).
     2. Term. This Warrant is exercisable at the option of the Holder, at any time or from time to time, in whole or in part (but not for a fraction of a Share), on or after [•] (six (6) months after the Offering Commencement Date) (the “Initial Exercise Date”); provided, however, this Warrant may not be exercised later than 5:00 p.m. Pacific time on [•] (the two-year (2-year) anniversary of the Initial Exercise Date) (the period from the Initial Exercise Date to latest time that this Warrant may be exercised, the “Exercise Period”).
     3. Method of Exercise; Payment; Issuance of Shares.
          (a) The Company agrees that the Shares purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, together with the completed and executed Notice of Exercise in the form attached hereto as Appendix A delivered and payment made for such Shares. Certificates for the Shares so purchased, together with any other securities or property to which Holder is entitled upon such exercise, including any cash in lieu of any fraction of a Share issuable upon a net exercise pursuant to Section 3(b) equal to such fraction of the current Fair Market Value of a Share as of such date, shall be delivered to Holder by the Company at the Company’s expense within thirty (30) days after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Shares that may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the Shares purchasable under the Warrant surrendered upon such purchase to Holder within thirty (30) days. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by Holder and shall be registered in the name of Holder. In lieu of delivering a certificate or certificates for the Shares pursuant to this Section 3(a), the Holder may request that the Company provide Shares in book-entry (uncertificated) form if at such time the Company is direct registration eligible.
          (b) Net Issue Exercise.

[3]	To be equal, in the aggregate for each respective Underwriter, to two and one-half percent (2.5%) of the number of shares of common stock of the Company sold by that Underwriter in the public offering in the United States pursuant to the Form S-1 on file with the SEC (File No. 333-172083) (the “Registration Statement”) and in Canada pursuant to the Canadian Preliminary Prospectus (as defined in the Underwriting Agreement) (less any shares sold by that Underwriter to purchasers set forth on the “President’s List” (as defined in the Underwriting Agreement)).

[4]	To be equal to one hundred twenty percent (120%) of the public offering price per share as set forth in the Registration Statement (but, in any event, not less than Thirty Cents ($0.30) per share of Common Stock).

               (i) Section 3(b)(ii) shall not apply and shall have no force or effect if the Shares issuable upon exercise of this Warrant have been registered for resale under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form S-3, or another appropriate form and such Registration Statement remains effective under the Act and available for use by Holder at the time of exercise.
               (ii) Subject to Section 3(b)(i), if, at any time after the Initial Exercise Date, the Fair Market Value of one share of Common Stock is greater than the Exercise Price, in lieu of exercising this Warrant for cash, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Shares computed using the following formula:
          X = (Y (A - B)) / A
          Where X = the number of Shares to be issued to Holder
          Y = the number of Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)
          A = the Fair Market Value of one share of the Common Stock (at the date of such calculation)
          B = Exercise Price (at the date of such calculation)
          For purposes of the above calculation, the “Fair Market Value” of one share of Common Stock shall mean (i) the average of the closing sales prices for the shares of Common Stock on the Eligible Market on which the Common Stock is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”) for the ten (10) consecutive Trading Days immediately prior to the Exercise Date, or (ii) if an Eligible Market is not the principal Trading Market for the shares of Common Stock, the average of the reported sales prices reported by Bloomberg on the principal Trading Market for the Common Stock during the same period, or, if there is no sales price for such period, the last sales price reported by Bloomberg for such period, or (iii) if neither of the foregoing applies, the last sales price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (iv) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment.
     4. Representations and Warranties, Other Agreements of the Company.
          (a) Due Authorization; Consents. The Company hereby represents and warrants to the Holder that all corporate authorizations necessary for the execution and delivery of, and the performance of all obligations of the Company under, this Warrant have been obtained. This Warrant constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.
          (b) Organization. The Company hereby represents and warrants to Holder that the Company is a corporation duly organized and validly existing under the laws of the State of Nevada and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted.
          (c) Reservation of Shares. The Company has duly authorized and reserved, and shall at all times have authorized and reserved, a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase the Shares as provided in this Warrant.
          (d) Valid Issuance. All Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable when issued consistent with the terms hereof.
     5. No Rights as Shareholder. This Warrant does not entitle Holder to any voting rights or other rights, nor subject the Holder to any liabilities or obligations, as a shareholder of the Company prior to the purchase of the Shares as provided in this Warrant.
     6. Adjustment Rights. The Exercise Price and the number of Shares purchasable hereunder (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) are subject to adjustment from time to time as follows:
          (a) Reclassification of Shares. If the Company at any time shall, by reclassification or exchange of securities or otherwise, change all of the outstanding shares of Common Stock into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable hereunder had Holder exercised its rights with respect to all of the Shares then represented by this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.
          (b) Subdivision, Split, Reverse Split or Combination of Shares. If the Company at any time shall subdivide or split its Common Stock into a larger number of outstanding shares, the Exercise Price shall be proportionately decreased and the number of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any such subdivision or stock split. If the Company at any time shall reverse split or combine its Common Stock into a smaller number of outstanding shares, the Exercise Price of this Warrant shall be proportionally increased and the number of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any such reverse stock split or combination.
          (c) Stock Dividends or Other Non-Cash Distributions. If the Company at any time shall make, issue, fix a record date for or pay a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (i) securities of the Company or (ii) assets (excluding cash dividends), then, in each such case, the Holder on exercise of this Warrant at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the Shares (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such additional securities or other assets distributed with respect to such shares as aforesaid during such period giving effect to all adjustments called for by this Section 6.
          (d) Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, stock split, reverse stock split, reclassification or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant during the Exercise Period and upon payment of the Exercise Price (or use of net exercise if then permitted hereunder), the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 6. The foregoing provisions of this Section 6(d) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In addition to the adjustments set forth above, appropriate adjustments (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.
          (e) Certificate as to Adjustments. In each case of any adjustment in the Exercise Price, or number or type of shares or other securities or property issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price and/or securities or property issuable upon exercise, as applicable. The Company shall promptly send a copy of each such certificate to the Holder.
     7. Transferability of Warrant.

          (a) Transferability of Warrant. This Warrant is transferable on the books of the Company at its principal office by Holder on or after the six-month (6-month) anniversary of the Offering Commencement Date upon surrender of this Warrant properly endorsed, subject to compliance with Section 7(b) and applicable federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred (a “New Warrant”). Upon any partial transfer, the Company will issue and deliver to Holder a New Warrant with respect to the portion of the Warrant not so transferred.
          (b) Conditions of Transfer. It shall be a condition to any transfer of this Warrant that at the time of such transfer, the transferee shall provide the Company with a representation in writing that the transferee is acquiring this Warrant and the Shares to be issued upon exercise for investment purposes only and not with a view to any sale or distribution in violation of the Act. As a further condition to any transfer of this Warrant or any or all of the Shares issuable upon exercise of this Warrant, other than a transfer registered under the Act, the
          Company may request a legal opinion, in form and substance satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act; however, the Company agrees that for transactions made pursuant to the constructive application of Rule 144 of the Act as set forth in Section 8(h) hereof, if the Company requires such an opinion, it will obtain such opinion from its own counsel at its cost or pay the reasonable costs for Holder to obtain such an opinion from Holder’s counsel. Any purported transfer of all or any portion of this Warrant in violation of the provisions of this Warrant shall be null and void.
     8. Holder Representations and Warranties. Holder hereby represents and warrants as follows:
          (a) Disclosure of Information. Holder confirms that it understands that the Company files periodic reports with the Securities and Exchange Commission (the “SEC”), and such reports are available for review at www.sec.gov. Holder has had the opportunity to review all of the public reports filed by the Company prior to the date of this Warrant, including, without limitation, the Company’s Form 10-K for the fiscal year ended March 31, 2010. Holder or the representatives or advisors of Holder, have had the opportunity to ask questions of and receive answers from the officers of Holder, or persons acting on their behalf, concerning Holder, and all such questions have been answered to the full satisfaction of Holder or its representatives or advisors.
          (b) No Solicitation. Holder was not presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of advertising concerning an investment in the Company.
          (c) Purchase Entirely for Own Account. Holder is acquiring the Warrant for investment and for its own account, and not with a view to any distribution of the Warrant or the Shares issuable upon exercise thereof.

          (d) Securities Not Registered. Holder understands that neither the Warrant nor the Shares have been registered under the Act in reliance on the exemption provided pursuant to Section 4(2) of the Act for any security sold in a private offering and the rules and regulations issued pursuant to the Act; and that neither the Warrant nor the Shares have been registered under the “blue sky” laws of any state including California.
          (e) Accredited Investor. Holder is an “accredited investor” pursuant to Rule 501(a) of Regulation D promulgated by the SEC.
          (f) Investment Experience. Holder understands the risks and other considerations related to an investment in the Shares. Holder has such knowledge and experience in financial and business matters that it (alone or with the aid of its investment advisors who are not compensated by the Company or any affiliate of the Company, directly or indirectly) is capable of evaluating the merits and risks of acquiring, and protecting its own interests in connection with, the Warrant and the Shares. Holder is able to bear the economic risk of an investment in the Company, and has the ability to hold the Shares indefinitely. Holder’s overall commitment to investments which are not readily marketable (such as the Warrant and the Shares) is not disproportionate to Holder’s net worth, and Holder has the financial ability to suffer a complete loss of its investment in the Company.
          (g) Restricted Shares/Legend. Holder understands that the Company will treat the Shares issuable upon the exercise of the Warrant under this Warrant as “restricted securities” as that term is defined in Rule 144 promulgated under the Act, regardless of whether such shares are deemed to have been issued in a transaction involving a public offering, and unless a registration statement relating to the resale of the Shares shall then be effective under the Act, shall bear a legend in the form substantially as follows:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE (THE “LAWS”). THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION AND QUALIFICATION OF THESE SECURITIES UNDER THE ACT AND THE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT AND THE LAWS.
     Holder agrees that any issuance by the Company of Shares without the above restrictive legend is predicated upon the Company’s reliance that Holder will sell any Shares pursuant to either the registration requirements of the Act, including any applicable prospectus delivery requirements, or an exemption therefrom.
          (h) Resale of Shares. Holder and the Company acknowledge that as of the Offering Commencement Date the Staff of the Division of Corporation Finance of the SEC has published Compliance & Disclosure Interpretation 528.04 in the Securities Act Rules section thereof, stating that the holder of securities issued in connection with a public offering may not rely upon Rule 144 promulgated under the Act to establish an exemption from registration requirements under Section 4(1) under the Act, but may nonetheless apply Rule 144 constructively for the resale of such shares in the following manner: (a) provided that six months has elapsed since the last sale under the registration statement, an underwriter or finder may resell the securities in accordance with the provisions of Rule 144(c), (e), and (f), except for the notice requirement; (b) a purchaser of the shares from an underwriter receives restricted securities unless the sale is made with an appropriate, current prospectus, or unless the sale is made pursuant to the conditions contained in (a) above; (c) a purchaser of the shares from an underwriter who receives restricted securities may include the underwriter’s holding period, provided that the underwriter or finder is not an affiliate of the issuer; and (d) if an underwriter transfers the shares to its employees, the employees may tack the firm’s holding period for purposes of Rule 144(d), but they must aggregate sales of the distributed shares with those of other employees, as well as those of the underwriter or finder, for a six-month period from the date of the transfer to the employees. Holder and the Company also acknowledge that the Staff of the Division of Corporation Finance of the SEC has advised in various no-action letters that the holding period associated with securities issued without registration to a service provider commences upon the completion of the services, and that Rule 144(d)(3)(ii) provides that securities acquired from the issuer solely in exchange for other securities of the same issuer shall be deemed to have been acquired at the same time as the securities surrendered for conversion.
     9. Miscellaneous.
          (a) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles, and the federal law of the United States of America. The Company and Holder each irrevocably consents to the jurisdiction of the courts of the State of California and of any federal court, in each case located in Los Angeles County, California in connection with any action or proceeding arising out of, or relating to, this Warrant, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. TO THE FULLEST EXTENT POSSIBLE UNDER APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          (b) Entire Agreement. This Warrant constitutes the final, complete and exclusive agreement between the parties pertaining to the subject of this Warrant, and supersedes all prior and contemporaneous agreements. None of the provisions of this Warrant shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. Any changes or supplements to this Warrant must be in writing and signed by the Company and Holder.
          (c) Assignment. This Warrant shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.

          (d) Notices, Etc. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:
               (i) if to the Company, to:
Gryphon Gold Corporation
611 N. Nevada St.
Carson City, Nevada 89511
Attention: Chief Financial Officer
Facsimile No.: (604) 608-3262
or to such other persons at such other places as the Company shall designate to the Purchaser in writing; and
               (ii) if to Holder, at the address set forth below Holder’s signature to this Warrant.
          (e) Severability. In the event that any one or more of the provisions contained in this Warrant or in any other document referenced in this Warrant shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant or any other such document.
          (f) Time is of the Essence. Time is absolutely of the essence in construing each provision of this Warrant.
          (g) Interpretation. The headings set forth in this Warrant are for convenience only and shall not be used in interpreting this Warrant.
          (h) Counterparts. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A faxed signature shall be as valid as an originally executed signature.
          (i) Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.
     10. Certain Definitions.
          (a) “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.
          (b) “Eligible Market” means any of The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market.

          (c) “Registration Statement” means a registration statement filed with the Securities and Exchange Commission.
          (d) “Trading Day” shall mean (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (c) if trading does not occur on the OTC Bulletin Board (or any successor thereto), any Business Day.
          (e) “Trading Market” shall mean the OTC Bulletin Board or any Eligible Market or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.
[Signature Page Immediately Follows This Page]

     IN WITNESS WHEREOF, the parties have caused this Common Stock Purchase Warrant to be executed as of the Issue Date.

Gryphon Gold Corporation

By:

Name:

Title:

Accepted and agreed to as of the date first above written:

[Roth Capital Partners, LLC / Acumen Capital Finance Partners Limited]

By:

Name:

Title:

Address:

APPENDIX A
Common Stock Purchase Warrant — Notice of Exercise
Gryphon Gold Corporation
611 N. Nevada St.
Carson City, Nevada 89511
Attention: Corporate Secretary
     The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:
     ____ __________ Shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Shares in full, together with all applicable transfer taxes, if any.
     ____ Net Exercise the attached Warrant with respect to __________ Shares of Common Stock.
     The undersigned hereby represents and warrants that the representations and warranties in Section 8 of the Warrant are true and correct with respect to the undersigned as of the date hereof.

Holder

By:

Name:

Title:

Date:

Name in which Shares should be registered:

EXHIBIT C
Form of Legal Opinion of Company Counsel
1.	The Company and each of its Subsidiaries have been duly organized and are validly existing as a corporation and are in good standing under the laws of their jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Disclosure Package and the U.S. Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the failure to qualify could reasonably be expected to have a Material Adverse Effect.

2.	The Shares have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable. The Warrant Shares issuable upon exercise of the Warrant have been duly authorized and reserved for issuance.

3.	The Shares are free of statutory and contractual preemptive rights, resale rights, rights of first refusal and restrictions upon voting and transfer.

4.	The Warrant has been duly authorized and, when executed by the Company and issued and delivered against payment of the purchase price therefor in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Warrant Shares issuable upon exercise of the Warrant, when issued to the holder(s) of the Warrant in accordance with the terms of the Warrant against payment therefor, will be validly issued, fully paid and non-assessable, and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and restrictions upon voting and transfer.

5.	The Common Stock is quoted for trading on the Over-the-Counter Bulletin Board.

6.	The Company’s authorized equity capitalization is as set forth in the Registration Statement, Disclosure Package and the U.S. Prospectus. All outstanding shares of each Subsidiary are validly issued, fully paid, non-assessable and owned by the Company.

7.	The Company has the requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder, and all corporate action required to be taken for the authorization, execution and delivery of the Underwriting Agreement has been duly and validly taken. The Underwriting Agreement has been duly authorized, executed, and delivered by the Company. No approval by the stockholders of the Company is required in connection with the issuance and sale of the Shares or with the consummation by the Company of the transactions contemplated by the Underwriting Agreement.

8.	The Registration Statement had become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, and any required filing of the U.S.

Prospectus and any supplement thereto pursuant to Rule 424 or Rule 430A or 430C under the Securities Act has been made in the manner and within the time period required by said Rule 424 and in compliance with Rule 430A or 430C under the Securities Act.

9.	The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement and the U.S. Prospectus.

10.	No approval, authorization, consent, or order, or filing with any governmental or regulatory commission, board, body, authority, or agency of the United States of America or the State of Nevada, is required by any of the Applicable Laws (as defined below) in connection with the issuance and sale of the Shares (including the issuance of the Warrant Shares upon exercise of the Warrant) or with the consummation by the Company of the transactions contemplated by the Underwriting Agreement, other than approvals, authorizations, consents, orders, and filings which have been obtained or made (except that we express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and we express no opinion with respect to the Conduct Rules of FINRA). “Applicable Laws” means those laws, rules and regulations of the State of Nevada and the federal laws of the United States in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement except that “Applicable Laws” does not include the anti-fraud provisions of the federal securities laws of the United States or any state securities or “blue-sky” laws of the various states of the United States.

11.	The execution, delivery, and performance of the Underwriting Agreement by the Company, the issuance and sale of the Shares, and the consummation of the transactions contemplated by the Underwriting Agreement do not and will not result in any breach or violation of, constitute a default under, constitute any event which, with notice, lapse of time, or both, would result in any breach or violation of or constitute a default under, give rise to any right of termination, cancellation, or acceleration under, or result in the creation or imposition of a lien, charge, or encumbrance on any property or assets of the Company or any Subsidiary pursuant to: (i) the Certificate of Incorporation or the By-laws of the Company or any Subsidiary, each as amended, (ii) any agreement set forth on Schedule I to this letter, (iii) any of the Applicable Laws, or (iv) any decree, judgment, or order which, to our knowledge, is applicable to the Company or any Subsidiary or any of their respective properties.

12.	Neither the Company nor any Subsidiary is an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

13.	The Registration Statement and the U.S. Prospectus (other than (i) the financial statements and schedules and other financial data included or incorporated by reference therein and (ii) the information derived from the reports of or attributed to persons named in the U.S. Prospectus under the heading “Experts” as to which we express no opinion), as of its date, appear on their face to be generally responsive in all material respects to the applicable requirements of the Securities Act. Each U.S. Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective (other than (i) the financial statements and schedules and other financial data included or incorporated by reference therein and (ii) the information derived from the reports of or attributed to persons named in the U.S. Prospectus under the heading “Experts” as to which we express no opinion), appear on their face to be generally responsive in all material respects to the applicable requirements of the Securities Act or the U.S. Exchange Act and the rules and regulations promulgated thereunder, as applicable. To our knowledge, the Company is not a party to any contract, agreement or document of a character that is required to be filed as an exhibit to, or incorporated by reference in, the Registration Statement or described in the Registration Statement or the U.S. Prospectus that has not been so filed, incorporated by reference or described as required.

14.	Other than as described in the Registration Statement and the U.S. Prospectus, to the best of our knowledge, there are no outstanding rights to cause the Company to have registered under the Securities Act within 180 days after the date of this opinion letter any shares of Common Stock or shares of any other capital stock or other equity interests in the Company or to include any such shares or interest in the Registration Statement or offering contemplated thereby.

15.	The statements in U.S. Prospectus under the captions “Description of Securities” and “Underwriting,” insofar as such statements constitute a summary of matters of law, are accurate in all material respects and present fairly the information required to be shown.

16.	To the best of our knowledge and other than as set forth in the U.S. Prospectus there are not (i) any legal or governmental action or proceeding to which the Company is a party that challenges the validity or enforceability, or seeks to enjoin the performance, of the Underwriting Agreement or (ii) any action, suit, claim, investigation or proceeding pending, threatened, or contemplated to which the Company or any Subsidiary or any of their respective officers or directors is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which is required to be described in the Registration Statement and the U.S. Prospectus but is not so described as required.
* * * * *
     The following paragraphs shall be provided in a separate, customary “negative assurances” letter addressed to the Underwriters, in form satisfactory to the Underwriters.
     On the basis of our participation in conferences with officers and other representatives of the Company, Canadian counsel for the Company, representatives of the independent accountants for the Company, counsel for the Underwriters and representatives of the Underwriters at which the contents of the Registration Statement, the Disclosure Package, the U.S. Prospectus and related matters were discussed, and although we have not independently verified, and (except as to those matters and to the extent set forth in the opinion in paragraph 15 in our accompanying opinion addressed to the Underwriters) are not passing upon and do not assume any responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the U.S. Prospectus, on the basis of such participation and the information we gained in the course of performing our work in connection with the matters contemplated by the Underwriting Agreement, no facts have come to our attention which have caused us to believe that (i) the Registration Statement, as of the most recent effective date of each part of the Registration Statement and as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the documents included in the Disclosure Package, all considered together, as of the date of the Underwriting Agreement include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the U.S. Prospectus, as of the date hereof, includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no view with respect to (a) the financial statements and other financial data and schedules which are or should be contained or incorporated by reference in the Registration Statement, the Disclosure Package or the U.S. Prospectus or (b) the information derived from the reports of or attributed to persons named in the U.S. Prospectus under the heading “Experts”.

EXHIBIT D
Form of Legal Opinion of Company Canadian Counsel
1.	The Common Stock is traded on the Toronto Stock Exchange. The Shares to be issued by the Company pursuant to the Underwriting Agreement have been conditionally approved for listing on the TSX, subject only to [•].

2.	The Company is:
(a)	A “reporting issuer” under the Securities Act (British Columbia) and is not on the B.C. Defaulting Issuers List;

(b)	A “reporting issuer” under the Securities Act (Alberta) and is not in default of filing requirements concerning continuous disclosure obligations required by that Act or the rules made under that Act;

(c)	A “reporting issuer” under The Securities Act, 1988 (Saskatchewan) and is not on the list of defaulting issuers maintained under the Securities Act, 1988 (Saskatchewan); and

(d)	A “reporting issuer” in the Province of Ontario and is not indicated on the Ontario Reporting Issuer List as having failed to comply with a requirement of Ontario Securities Laws as of the date of the list.
3.	All necessary documents have been filed, all requisite proceedings have been taken and all necessary consents, approvals, authorizations or orders have been obtained by the Company under the laws of each of the Qualifying Jurisdictions to qualify the Shares for distribution in each of the Qualifying Jurisdictions by or through investment dealers or brokers registered under the applicable securities laws of the Qualifying Jurisdictions who have complied with the relevant provisions of Canadian Securities Law.

4.	The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions therein contemplated and the sale of the Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any Canadian federal or Ontario, Alberta, Saskatchewan or British Columbia statute, rule or regulation, or to our knowledge any order of any Canadian federal or Ontario, Albert, Saskatchewan or British Columbia governmental agency or body or any Canadian federal or Ontario, Alberta, Saskatchewan or British Columbia court having jurisdiction over the Company.

5.	Subject to the qualifications set out therein, the statement of law in the Canadian Prospectus under the heading “Eligibility for Investment” is a fair and accurate description of the status of the Shares as qualified investments under the Income Tax Act (Canada) and the regulations thereto for the trusts referred to in that statement. The statements made in the Canadian Prospectus under the heading “Certain Canadian Federal Income Tax Consequences”, insofar as they purport to constitute summaries of matters of Canadian federal income tax law and the published administrative and

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assessing practices of the Canada Revenue Agency with respect thereto, constitute accurate summaries of the matters described therein in all material respects.
6.	The form of definitive certificate representing the Shares complies in all material respects with all applicable rules and regulations of the TSX relating thereto.

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EXHIBIT E
Form of Officers’ Certificate
     Each of the undersigned, John L. Key, Chief Executive Officer of Gryphon Gold Corporation, a Nevada corporation (the “Company”), and Matthew A. Fowler, Chief Financial Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 6(k) of that certain Underwriting Agreement dated [•], 2011 (the “Underwriting Agreement”) between the Company and Roth Capital Partners, LLC, for itself and on behalf of Acumen Capital Finance Partners Limited, that, as of the date hereof:
1.	He has reviewed the Registration Statement, the Disclosure Package, the U.S. Prospectus, each Permitted Free Writing Prospectus, if any, and the Canadian Offering Documents.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.	The conditions set forth in Section 6(i) of the Underwriting Agreement have been met or satisfied.
     Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.
     IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this day of [•], 2011.

By:

Name:	John L. Key
Title:	Chief Executive Officer

By:

Name:	Matthew A. Fowler
Title:	Chief Financial Officer

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EXHIBIT F
Form of Secretary’s Certificate
     I, Lisanna Lewis, in my capacity as Secretary of Gryphon Gold Corporation, a Nevada corporation (the “Company”), do hereby certify on behalf of the Company that:
1.	Attached hereto as Annex A is a full, true and correct copy of the Certificate of Incorporation of the Company and each amendment thereto since the date thereof (the “Certificate”), as in full force and effect on the date hereof. Except as provided in the Certificate, no amendment to the Certificate has been approved by the Board of Directors of the Company (the “Board”) or the stockholders of the Company to effect or authorize any further amendment or modification thereto or in contemplation of the liquidation or dissolution of the Company prior to the consummation of the transactions contemplated by the Underwriting Agreement.

2.	Attached hereto as Annex B is a full, true and correct copy of the By-laws of the Company as in full force and effect on the date hereof.

3.	Attached hereto as Annexes C-1, C-2 and C-3 are full, true and correct copies of resolutions duly adopted by (i) the Board on January 20, 2011 with respect to the filing of the Registration Statement (as defined below), the engagement of the U.S. Underwriter (as defined below) and the appointment of members to the Pricing Committee of the Board, (ii) the Board on [•], 2011 with respect to the engagement of the Canadian Underwriter (as defined below) and the transactions contemplated by the Underwriting Agreement (as defined below), and (iii) the Pricing Committee of the Board on [•], 2011. Such resolutions have not been amended, rescinded, or modified since their adoption and remain in full force and effect as of the date hereof, and are the only resolutions adopted by the Board or by any committee of or designated by the Board or the Pricing Committee relating to the authorization and ratification of all necessary corporate action, as the case may be, taken and to be taken by the Company in connection with the Registration Statement on Form S-1 (File No. 333-172083) (the “Registration Statement”), the preliminary short form prospectus first filed in Canada on February 4, 2011 (as amended, the “Canadian Preliminary Prospectus”), the Underwriting Agreement dated [•], 2011 (the “Underwriting Agreement”), between the Company and Roth Capital Partners, LLC (the “U.S. Underwriter”), for itself and on behalf of Acumen Capital Finance Partners Limited (the “Canadian Underwriter”, and collectively with the U.S. Underwriter, the “Underwriters”), and the transactions contemplated by the Underwriting Agreement.

4.	The Underwriting Agreement, as executed and delivered by the Company, is substantially in the form approved by the Board (or a duly authorized committee of the Board) at a duly held meeting or action by unanimous written consent thereof.

5.	Each person who, as a director or officer of the Company or as attorney-in-fact of a director or officer of the Company, signed (i) the Registration Statement, including any amendments thereto (the “Amendments”), (ii) the Underwriting Agreement, or (iii) any

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other document delivered in connection with the sale and offering of the Shares (as defined in the Underwriting Agreement) and the closing related thereto was duly elected or appointed, qualified and acting as such director or officer at the respective times of the signing and delivery thereof and was duly authorized to sign such document on behalf of the Company, and the signature of each such person appearing on each such document is the genuine signature of such director or officer.

6.	The signed copies of the Registration Statement and the Amendments, and of the Canadian Preliminary Prospectus and amendments thereto, including (i) the consents and accountants’ reports contained therein and (ii) all exhibits filed therewith, previously furnished to Roth Capital Partners, LLC or its counsel, and to Acumen Capital Finance Partners Limited or its counsel, are true, complete and correct copies.

7.	The minute books, records, and other documents of the Company relating to all proceedings of the stockholders and the Board made available to Paul, Hastings, Janofsky & Walker, LLP, Blake, Cassels & Graydon LLP, Borden Ladner Gervais LLP and Dorsey & Whitney LLP are true, correct and complete in all material respects and there have been no material changes, additions or alterations in said minute books as provided or made available to Paul, Hastings, Janofsky & Walker, LLP, Blake, Cassels & Graydon LLP, Borden Ladner Gervais LLP and Dorsey & Whitney LLP that have not been disclosed to those parties in writing.

8.	Paul, Hastings, Janofsky & Walker, LLP, Blake, Cassels & Graydon LLP, Borden Ladner Gervais LLP and Dorsey & Whitney LLP are entitled to rely on this certificate in connection with the opinion each firm is rendering pursuant to the Underwriting Agreement.
     IN WITNESS WHEREOF, I have signed this certificate by and on behalf of the Company this the day of [•], 2011.

By:

Name:	Lisanna Lewis
Title:	Secretary
     I, John L. Key, Chief Executive Officer of the Company, do hereby certify that Lisanna Lewis is the duly elected, qualified and acting Secretary of the Company, and the signature set forth above is Lisanna Lewis’s true and genuine signature.

By:

Name:	John L. Key
Title:	Chief Executive Officer

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